Exhibit 99.1

Arrow Electronics Reports Third-Quarter Results
-- Sales of $4.96 Billion and Non-GAAP Earnings Per Share of $1.02 --
-- Generated More Than $630 Million in Cash from Operations over Last 12 Months --

ENGLEWOOD, Colo.--(BUSINESS WIRE)--October 31, 2012--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2012 net income of $103.6 million, or $.94 per share on a diluted basis, compared with net income of $132.2 million, or $1.15 per share on a diluted basis in 2011. Excluding certain items in both 2012 and 2011 as described in the non-GAAP earnings reconciliation table found below, net income of $112.2 million, or $1.02 per share on a diluted basis, in the third quarter of 2012 compared with net income of $138.3 million, or $1.20 per share on a diluted basis, in the third quarter of 2011.

In the third quarter of 2012, the company prospectively revised its presentation of sales related to certain fulfillment contracts to present these revenues on an agency basis as net fees, as compared to presenting gross sales and costs of sales in prior periods. On a gross basis, these contracts would have contributed approximately $176.5 million, or 3.4 percent, to the company's sales in the third quarter of 2012. Within the company’s statement of operations, this revised presentation had no impact on gross profit dollars, operating income dollars, net income dollars, and earnings per share for any periods reported. It also had no impact on the company’s consolidated balance sheet or statement of cash flows.

Third-quarter sales of $4.96 billion declined 4 percent from sales of $5.19 billion in the prior year. Pro forma for acquisitions and excluding the impact of both foreign currency and the aforementioned change in revenue presentation, sales were flat year over year. Third-quarter operating income as a percentage of sales declined 70 basis points year over year. Pro forma for acquisitions and the aforementioned change in revenue presentation, operating income as a percentage of sales decreased 90 basis points year over year.

“The third quarter again demonstrated our strong execution in what continues to be a challenging global macroeconomic environment. We reported third-quarter revenue of $5.0 billion and EPS of $1.02, both in line with our expectations,” said Michael J. Long, chairman, president, and chief executive officer. “Our fundamentals are strong and we continue to focus on operating the business for the long-term health of Arrow.”

“Our cash flow generation was strong again this quarter, bringing the total amount generated over the last twelve months to more than $630 million or nearly double our targeted conversion rate,” said Paul J. Reilly, executive vice president, finance and operations and chief financial officer. “Return on invested capital remains an important metric for us, and we again generated returns in excess of our weighted average cost of capital.”

Global components third-quarter sales of $3.37 billion decreased 8 percent year over year. Pro forma for acquisitions and excluding the impact of both foreign currency and the aforementioned change in revenue presentation, sales were flat year over year. Sales in the Asia Pacific region increased 10 percent year over year, driven by the core business and a rebound in the company’s Ultra Source business. In the Americas sales declined 1 percent year over year due to a weaker overall market as well as customer cautiousness. European sales were down 4 percent year over year in local currency as the macroeconomic environment continues to impact the region.

Global enterprise computing solutions (“ECS”) third-quarter sales of $1.59 billion increased 3 percent year over year. This represents the 11th consecutive quarter of year-over-year organic growth for the ECS team. On a global basis, solid year-over-year growth in storage and software was offset by continued weakness in the server market. In the third quarter the company saw good performance in the Americas, with sales in the core value-added distribution business in line with expectations in a seasonally slow quarter. In Europe, the team delivered solid results in line with normal seasonality on a local currency basis, even as market conditions weakened somewhat in the region. The company’s matrix expansion strategy remains a key driver of the successes in the region.

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2012 was $331.6 million, or $2.96 per share on a diluted basis, compared with net income of $424.7 million, or $3.64 per share on a diluted basis, in the first nine months of 2011. Sales of $15.00 billion declined 6 percent year over year from sales of $15.95 billion in the year-ago period. Pro forma for acquisitions and excluding the impact of both foreign currency and the aforementioned change in revenue presentation, sales declined 3 percent year over year in the first nine months of 2012.

Excluding certain items in both the first nine months of 2012 and 2011 as described in the non-GAAP earnings reconciliation found below, net income would have been $356.0 million, or $3.18 per share on a diluted basis, for the first nine months of 2012 compared with $444.1 million, or $3.81 per share on a diluted basis, for the first nine months of 2011.

GUIDANCE

“Looking ahead, we believe that total fourth-quarter sales will be between $5.1 and $5.5 billion, with global components sales between $3.0 and $3.2 billion and global enterprise computing solutions sales between $2.1 and $2.3 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $1.01 to $1.13. Our guidance assumes that average diluted shares outstanding are 107.3 million and the average Euro to USD exchange rate for the fourth quarter is 1.29 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 120,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 390 locations in 53 countries.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, and settlement of certain legal matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
EARNINGS RECONCILIATION
(In thousands except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Operating income, as reported	$163,817	$209,162	$539,955	$676,660
Restructuring, integration, and other charges	14,562	8,848	36,152	23,676
Settlement of legal matter	-	-	-	5,875
Operating income, as adjusted	$178,379	$218,010	$576,107	$706,211

Net income attributable to shareholders, as reported	$103,617	$132,216	$331,628	$424,722
Restructuring, integration, and other charges	8,576	6,048	24,419	16,831
Settlement of legal matter	-	-	-	3,609
Gain on bargain purchase	-	-	-	(1,078)
Net income attributable to shareholders, as adjusted	$112,193	$138,264	$356,047	$444,084

Net income per basic share, as reported	$.96	$1.17	$3.01	$3.70
Restructuring, integration, and other charges	.08	.05	.22	.15
Settlement of legal matter	-	-	-	.03
Gain on bargain purchase	-	-	-	(.01)
Net income per basic share, as adjusted	$1.04	$1.22	$3.23	$3.87

Net income per diluted share, as reported	$.94	$1.15	$2.96	$3.64
Restructuring, integration, and other charges	.08	.05	.22	.14
Settlement of legal matter	-	-	-	.03
Gain on bargain purchase	-	-	-	(.01)
Net income per diluted share, as adjusted	$1.02	$1.20	$3.18	$3.81

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Sales	$4,962,331	$5,186,857	$15,002,423	$15,949,791
Costs and expenses:
Cost of sales	4,299,612	4,475,718	12,971,981	13,745,997
Selling, general and administrative expenses	456,521	467,325	1,369,431	1,422,835
Depreciation and amortization	27,819	25,804	84,904	74,748
Restructuring, integration, and other charges	14,562	8,848	36,152	23,676
Settlement of legal matter	-	-	-	5,875
	4,798,514	4,977,695	14,462,468	15,273,131
Operating income	163,817	209,162	539,955	676,660
Equity in earnings of affiliated companies	2,154	2,179	5,766	4,800
Gain on bargain purchase	-	-	-	1,755
Interest and other financing expense, net	23,956	25,225	79,643	77,528
Income before income taxes	142,015	186,116	466,078	605,687
Provision for income taxes	38,323	53,738	134,182	180,501
Consolidated net income	103,692	132,378	331,896	425,186
Noncontrolling interests	75	162	268	464
Net income attributable to shareholders	$103,617	$132,216	$331,628	$424,722
Net income per share:
Basic	$.96	$1.17	$3.01	$3.70
Diluted	$.94	$1.15	$2.96	$3.64
Average number of shares outstanding:
Basic	108,301	113,378	110,245	114,680
Diluted	109,894	114,940	112,096	116,557

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	September 29,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$358,550	$396,887
Accounts receivable, net	4,336,757	4,482,117
Inventories	2,079,446	1,963,910
Other current assets	189,800	181,677
Total current assets	6,964,553	7,024,591
Property, plant and equipment, at cost:
Land	23,855	23,790
Buildings and improvements	149,226	147,215
Machinery and equipment	1,003,816	934,558
	1,176,897	1,105,563
Less: Accumulated depreciation and amortization	(593,744)	(549,334)
Property, plant and equipment, net	583,153	556,229
Investments in affiliated companies	64,232	60,579
Intangible assets, net	424,548	392,763
Cost in excess of net assets of companies acquired	1,705,811	1,473,333
Other assets	333,066	321,584
Total assets	$10,075,363	$9,829,079
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,372,036	$3,264,088
Accrued expenses	702,546	660,996
Short-term borrowings, including current portion of long-term debt	379,470	33,843
Total current liabilities	4,454,052	3,958,927

Long-term debt	1,561,976	1,927,823
Other liabilities	264,006	267,069
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2012 and 2011
Issued – 125,424 and 125,382 shares in 2012 and 2011, respectively	125,424	125,382
Capital in excess of par value	1,077,936	1,076,275
Treasury stock (18,742 and 13,568 shares in 2012 and 2011, respectively), at cost	(629,231)	(434,959)
Retained earnings	3,104,585	2,772,957
Foreign currency translation adjustment	140,858	158,550
Other	(28,266)	(29,393)
Total shareholders' equity	3,791,306	3,668,812
Noncontrolling interests	4,023	6,448
Total equity	3,795,329	3,675,260
Total liabilities and equity	$10,075,363	$9,829,079

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Quarter Ended
	September 29, 2012	October 1, 2011
Cash flows from operating activities:
Consolidated net income	$103,692	$132,378
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	27,819	25,804
Amortization of stock-based compensation	10,715	9,102
Equity in earnings of affiliated companies	(2,154)	(2,179)
Deferred income taxes	1,634	6
Restructuring, integration, and other charges	8,576	6,048
Excess tax benefits from stock-based compensation arrangements	(102)	(641)
Other	(1,443)	881
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	115,535	22,867
Inventories	6,298	4,171
Accounts payable	(77,510)	(97,476)
Accrued expenses	(32,565)	(18,230)
Other assets and liabilities	15,834	36,350
Net cash provided by operating activities	176,329	119,081
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(4,053)	(80,993)
Acquisition of property, plant and equipment	(26,710)	(27,927)
Net cash used for investing activities	(30,763)	(108,920)
Cash flows from financing activities:
Change in short-term and other borrowings	20,372	(1,792)
Proceeds from (repayment of) long-term bank borrowings, net	(62,800)	304,500
Repayment of bank term loan	-	(200,000)
Proceeds from exercise of stock options	715	472
Excess tax benefits from stock-based compensation arrangements	102	641
Repurchases of common stock	(64,997)	(99,941)
Net cash provided by (used for) financing activities	(106,608)	3,880
Effect of exchange rate changes on cash	(6,240)	(499)
Net increase in cash and cash equivalents	32,718	13,542
Cash and cash equivalents at beginning of period	325,832	531,024
Cash and cash equivalents at end of period	$358,550	$544,566

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 29, 2012	October 1, 2011
Cash flows from operating activities:
Consolidated net income	$331,896	$$425,186
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	84,904	74,748
Amortization of stock-based compensation	24,861	30,280
Equity in earnings of affiliated companies	(5,766)	(4,800)
Deferred income taxes	17,966	(478)
Restructuring, integration, and other charges	24,419	16,831
Settlement of legal matter	-	3,609
Excess tax benefits from stock-based compensation arrangements	(5,083)	(7,521)
Other	(4,340)	1,254
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	235,512	136,451
Inventories	(99,523)	(109,633)
Accounts payable	31,915	(508,391)
Accrued expenses	(107,194)	(63,481)
Other assets and liabilities	(42,284)	(19,676)
Net cash provided by (used for) operating activities	487,283	(25,621)
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(191,250)	(523,330)
Acquisition of property, plant and equipment	(75,574)	(88,267)
Purchase of cost method investment	(15,000)	-
Net cash used for investing activities	(281,824)	(611,597)
Cash flows from financing activities:
Change in short-term and other borrowings	7,795	(8,156)
Proceeds from (repayment of) long-term bank borrowings, net	(25,000)	597,000
Repayment of bank term loan	-	(200,000)
Proceeds from exercise of stock options	11,481	46,618
Excess tax benefits from stock-based compensation arrangements	5,083	7,521
Repurchases of common stock	(222,795)	(196,802)
Net cash provided by (used for) financing activities	(223,436)	246,181
Effect of exchange rate changes on cash	(20,360)	9,282
Net decrease in cash and cash equivalents	(38,337)	(381,755)
Cash and cash equivalents at beginning of period	396,887	926,321
Cash and cash equivalents at end of period	$358,550	$544,566

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Sales:
Global components	$3,372,117	$3,648,858	$10,175,358	$11,410,789
Global ECS	1,590,214	1,537,999	4,827,065	4,539,002
Consolidated	$4,962,331	$5,186,857	$15,002,423	$15,949,791

Operating income (loss):
Global components	$155,061	$194,178	$496,293	$647,094
Global ECS	55,273	53,710	176,721	156,480
Corporate (a)	(46,517)	(38,726)	(133,059)	(126,914)
Consolidated	$163,817	$209,162	$539,955	$676,660

(a)
Includes restructuring, integration, and other charges of $14.6 million and $36.2 million for the third quarter and first nine months of 2012 and $8.8 million and $23.7 million for the third quarter and first nine months of 2011, respectively. Also included in the first nine months of 2011 is a charge of $5.9 million related to the settlement of a legal matter.

CONTACT:
Arrow Electronics, Inc.
Greer Aviv, 303-824-3765
Senior Manager, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Director, Corporate Communications